Exhibit 10.1

**NOTE: PURSUANT TO INSTRUCTION 2 TO ITEM 601 OF REGULATION S-K, A SCHEDULE OF MATERIAL DETAILS OF CONSENTS OF LENDERS FOLLOWS THIS FORM.**

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") dated as of February 13, 2008, is entered into by and among The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian Tribe and Native American sovereign nation (the "Tribe"), the Mohegan Tribal Gaming Authority, a governmental instrumentality of the Tribe (the "Borrower"), and Bank of America, N.A., as Administrative Agent ("Administrative Agent"), with the consent of the Required Lenders pursuant to Section 12.01 of the Second Amended and Restated Loan Agreement dated as of March 9, 2007 (as amended, the "Loan Agreement") among the Tribe, Borrower, the Administrative Agent, and the lenders signatory thereto from time to time (the "Lenders"). The parties hereby agree as follows:

1. Defined Terms.

a. Capitalized terms set forth without definition in this Amendment shall have the meanings set forth in the Loan Agreement.

b. Section 1.01 of the Loan Agreement is hereby amended so that the pricing grid set forth in the definition of "Applicable Rate" is amended to read in full as follows:

Applicable Rate

Pricing Level	Total Leverage Ratio	Commitment Fee	Eurodollar Rate and Letters of Credit	Base Rate Margin
1	<4.00:1	0.20%	1.250%	0.000%
2	≥4.00:1 but <4.50:1	0.25%	1.375%	0.125%
3	≥4.50:1 but <5.00:1	0.25%	1.625%	0.375%
4	≥5.00:1 but <5.50:1	0.30%	1.875%	0.625%
5	≥5.50:1 but <6.00:1	0.30%	2.125%	0.875%
6	≥6.00:1 but <6.50:1	0.35%	2.375%	1.125%
7	≥6.50:1	0.35%	2.625%	1.375%

c. Section 1.01 of the Loan Agreement is hereby amended so that the definition of "Capital Markets Amount" is amended to read in full as follows:

"Capital Markets Amount" means (a) $200,000,000 minus (b) the principal amount of any Indebtedness incurred after the Closing Date by the Borrower and its Restricted Subsidiaries pursuant to Sections 9.03(b) and (d), except to the extent that such Indebtedness is used to refinance existing Indebtedness under the Existing Senior Indenture or the Existing Senior Subordinated Indentures.

d. Section 1.01 of the Loan Agreement is hereby amended so that the definition of "Construction Period" is amended to read in full as follows:

"Construction Period" means the period beginning on the Closing Date and ending on June 30, 2010, or, if later, the projected final opening date of Mohegan Sun Phase III then set forth in the most recent Construction Timetable for Mohegan Sun Phase III (but in any event not later than June 30, 2011).

e. Section 1.01 of the Loan Agreement is hereby amended so that the definition of "Mohegan Sun Phase III" is amended to read in full as follows:

"Mohegan Sun Phase III" means the proposed expansion project of the Mohegan Sun consisting of approximately 1,300,000 square feet of additional amenities for Mohegan Sun including:

(a) the "Sunrise Square" containing approximately 14,000 square feet of new space and 8,500 square feet of renovated space, with related food and beverage outlets and a specially dedicated Asian bus lobby;

(b) the "Casino of the Wind", including approximately 45,000 square feet of additional gaming space and approximately 20,000 square feet of additional dining and retail amenities;

(c) an approximately 36,000 square foot entertainment venue (1,500 capacity), an approximately 8,800 square foot themed casual dining restaurant, and an approximately 3,000 square foot special events room and a retail shop;

(d) a hotel tower with approximately 922 rooms, an approximately 9,000 square foot nightclub and lounge and a swimming pool and spa;

(e) approximately 97,000 square feet of new retail and food and beverage amenities; and

(f) additional structured parking, valet parking and surface parking, totaling approximately 2,960 spaces.

f. Section 1.01 of the Loan Agreement is hereby amended so that the definition of "Pocono Downs Phase II" is amended to read in full as follows:

g. "Pocono Downs Phase II" means the expansion project of Pocono Downs consisting of: a new approximately 280,000 square foot entertainment facility featuring additional slot machines, expected to bring the total number of slot machines at Pocono Downs to approximately 2,500, as well as three restaurants, two bars and other related amenities.

2. Section 8.17(b)—Construction Covenants. Section 8.17(b) of the Loan Agreement is hereby amended to read in full as follows:

(b) Use commercially reasonable efforts to maintain a Construction Timetable for Mohegan Sun Phase III that allows the Borrower to achieve the Completion Date for Mohegan Sun Phase III not later than June 30, 2011;

3. Section 9.13(a)—Total Leverage Ratio. Section 9.13(a) of the Loan Agreement is hereby amended to read in full as follows:

Maximum Total Leverage Ratio. Permit the Total Leverage Ratio, as of the last day of any Fiscal Quarter described in the matrix below, to exceed, subject to Section 9.13(d) below, the ratio set forth opposite that Fiscal Quarter:

Fiscal Quarters Ending	Maximum Ratio
March 31, 2007 through June 30, 2007	5.00:1.00
September 30, 2007 and December 31, 2007	5.50:1.00
March 31, 2008	5.75:1.00
June 30, 2008	6.50:1.00
September 30, 2008 through June 30, 2009	7.00:1.00
September 30, 2009 through December 31, 2010	7.25:1.00
March 31, 2011	6.00:1.00
June 30, 2011	5.50:1.00
September 30, 2011	5.00:1.00
December 31, 2011 and thereafter	4.75:1.00

4. Section 9.13(b)—Senior Leverage Ratio. Section 9.13(b) of the Loan Agreement is hereby amended to read in full as follows:

(b) Senior Leverage Ratio. Permit the Senior Leverage Ratio, as of the last day of any Fiscal Quarter described in the matrix below, to exceed, subject to Section 9.13(d) below, the ratio set forth opposite that Fiscal Quarter:

Fiscal Quarters Ending	Maximum Ratio
March 31, 2007 through June 30, 2007	2.00:1.00
September 30, 2007 and December 31, 2007	2.25:1.00
March 31, 2008 and June 30, 2008	2.75:1.00
September 30, 2008	3.00:1.00
December 31, 2008	3.25:1.00
March 31, 2009 through June 30, 2009	3.50:1.00
September 30, 2009	3.75:1.00
December 31, 2009	4.00:1.00
March 31, 2010 through December 31, 2010	4.25:1.00
March 31, 2011	3.25:1.00
June 30, 2011	3.00:1.00
September 30, 2011	2.75:1.00
December 31, 2011 and thereafter	2.50:1.00

5. Section 9.13(c)—Fixed Charge Coverage Ratio. Section 9.13(c) of the Loan Agreement is hereby amended to read in full as follows:

(c) Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter ending following the Closing Date described below to be less than, subject to Section 9.13(d) below, the ratio set forth opposite that Fiscal Quarter:

Fiscal Quarters Ending	Minimum Ratio
March 31, 2007 through June 30, 2009	1.10:1.00
September 30, 2009 through December 31, 2010	1.05:1.00
March 31, 2011 and thereafter	1.10:1.00

6. Section 9.13(d)—Termination of Deferral Option. The parties confirm that the Borrower has not exercised the deferral option described in Section 9.13(d) which has accordingly terminated in accordance with its terms.

7. Section 9.17—Capital Expenditures. Section 9.17 of the Loan Agreement is hereby amended so that clauses (a) and (b) thereof read in full as follows:

(a) Capital Expenditures made during the term of this Agreement in respect of Mohegan Sun Phase III in an aggregate amount not to exceed $950,000,000, excluding capitalized interest;

(b) Capital Expenditures made during the term of this Agreement in respect of Pocono Downs Phase II in an aggregate amount not to exceed $215,000,000, excluding capitalized interest and excluding, to the extent characterized as a Capital Expenditure, the $50,000,000 license fee payments paid to the Commonwealth of Pennsylvania prior to the Closing Date;

8. Exhibit B—Compliance Certificate. The form of Compliance Certificate attached to the Loan Agreement as Exhibit B is hereby amended and restated in its entirety with the form of Compliance Certificate attached to this Amendment as Exhibit B.

9. Conditions Precedent. The effectiveness of this Amendment is subject to the prior satisfaction of each of the following conditions:

(a) Administrative Agent shall have received this Amendment, duly executed by Borrower and the Tribe;

(b) Administrative Agent shall have received a written consent from each of the Required Lenders, substantially in the form of Exhibit A;

(c) the Borrower shall have executed the fee letter described in Section 10 of this Amendment; and

(d) Administrative Agent shall have received updated Construction Plans, Construction Budgets and Construction Timetables for each Project, together with an executed In-Balance Certificate certifying that, giving effect to the proposed increases to the Construction Budgets, the In-Balance Test has been met as of the last day of the Fiscal Quarter ended December 31, 2007.

10. Effectiveness of this Amendment; Fee Payments. Borrower agrees that, on the Business Day following the date upon which the conditions set forth in Section 9 of this Amendment are satisfied, it shall pay to the Administrative Agent, (i) for the account of each Lender approving this Amendment prior to the deadline announced to the Lenders via the Intralinks service, amendment fees at the rate advised to the Lenders, and (ii) an arrangement fee for the account of Banc of America Securities LLC, in each case as set forth in a letter agreement with Banc of America Securities LLC and the Administrative Agent.

11. Reaffirmation of Loan Documents; No Default; No Defenses; etc. Each of Borrower and the Tribe hereby reaffirms the Loan Agreement, as amended by this Amendment, and the Loan Documents and its obligations to Administrative Agent and Lenders thereunder. Each of Borrower and the Tribe represents and warrants that there are no outstanding Events of Default under the Loan Agreement or any Loan Document. The representations and warranties of the Tribe and each Loan Party contained in Articles V and VI of the Loan Agreement and each other Loan Document are true and correct on and as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and except that for purposes of this sentence, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Loan Agreement refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.01 of the Loan Agreement. Each of Borrower and the Tribe acknowledges that Administrative Agent and Lenders have fully complied with their respective obligations under any Loan Document and that neither Borrower nor the Tribe has any defenses to the validity, enforceability or binding effect of any Loan Document.

12. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together, shall constitute but one and the same instrument.

13. Otherwise Not Affected. In the event of any conflict or inconsistency between the Loan Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern. Except to the extent set forth herein, the Loan Agreement shall remain unaltered and in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their respective duly authorized officers as of the date first above written.

MOHEGAN TRIBAL GAMING AUTHORITY

By:	/s/ MITCHELL GROSSINGER ETESS
Name:	Mitchell Grossinger Etess
Title:	Chief Executive Officer

THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT

By:	/s/ BRUCE S. BOZSUM
Name:	Bruce S. Bozsum
Title:	Chairman, Management Board

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ MAURICE E. WASHINGTON
Name:	Maurice E. Washington
Title:	Vice President

EXHIBIT A

CONSENT OF LENDER

This Consent is delivered with reference to the proposed Amendment No. 1 to Second Amended and Restated Loan Agreement (the "Amendment") of even date herewith, amending the Second Amended and Restated Loan Agreement dated as of March 9, 2007, among The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian Tribe and Native American sovereign nation (the "Tribe"), the Mohegan Tribal Gaming Authority, a governmental instrumentality of the Tribe, the Lenders (as defined therein), and Bank of America, N.A., as Administrative Agent. The undersigned hereby consents to the execution, delivery and performance of the Amendment substantially in the form presented to the undersigned as a draft.

NAME OF BANK

By:
Name:
Title:

Dated:

EXHIBIT B

COMPLIANCE CERTIFICATE

To: BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

This Compliance Certificate is delivered with reference to the Second Amended and Restated Loan Agreement dated as of March 9, 2007, by and among the Mohegan Tribal Gaming Authority, as Borrower (the "Borrower"), The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian Tribe and Native American sovereign nation, the Lenders, and Bank of America, N.A., as Administrative Agent (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined in this Compliance Certificate ("Certificate") shall have the meanings defined for them in the Loan Agreement. Section references herein relate to the Loan Agreement unless stated otherwise. In the event of any conflict between the calculations set forth in this Certificate, and the manner of calculation required by the Loan Agreement, the terms of the Loan Agreement shall govern and control.

This Certificate is delivered in accordance with Section 8.02(b) of the Loan Agreement by the chief financial officer, chief operating officer or chief executive officer of Borrower. This Certificate is delivered with respect to the Fiscal Quarter (the "Test Fiscal Quarter") ended                     ,             (the "Test Date"). As used herein, the term "Test Period" means the period of four (4) Fiscal Quarters ending on the Test Date in question. Computations indicating compliance with respect to the covenants contained in Sections 9.13(a), 9.13(b), 9.13(c) and 9.17 of the Loan Agreement are set forth below:

I. Section 9.13(a)—Total Leverage Ratio. As of the Test Date, the Total Leverage Ratio was             : 1.00.

Fiscal Quarters Ending	Maximum Ratio
March 31, 2007 through June 30, 2007	5.00:1.00
September 30, 2007 and December 31, 2007	5.50:1.00
March 31, 2008	5.75:1.00
June 30, 2008	6.50:1.00
September 30, 2008 through June 30, 2009	7.00:1.00
September 30, 2009 through December 31, 2010	7.25:1.00
March 31, 2011	6.00:1.00
June 30, 2011	5.50:1.00
September 30, 2011	5.00:1.00
December 31, 2011 and thereafter	4.75:1.00

The Total Leverage Ratio was computed as follows:

(a) Total Debt as of the Test Date	$
divided by (b) Annualized EBITDA as of the Test Date [Insert from Section V below]	$
equals Total Leverage Ratio [(a)÷(b)]		:1.00

II. Section 9.13(b)—Senior Leverage Ratio. As of the Test Date, the Senior Leverage Ratio was             : 1.00.

Fiscal Quarters Ending	Maximum Ratio
March 31, 2007 through June 30, 2007	2.00:1.00
September 30, 2007 and December 31, 2007	2.25:1.00
March 31, 2008 and June 30, 2008	2.75:1.00
September 30, 2008	3.00:1.00
December 31, 2008	3.25:1.00
March 31, 2009 through June 30, 2009	3.50:1.00
September 30, 2009	3.75:1.00
December 31, 2009	4.00:1.00
March 31, 2010 through December 31, 2010	4.25:1.00
March 31, 2011	3.25:1.00
June 30, 2011	3.00:1.00
September 30, 2011	2.75:1.00
December 31, 2011 and thereafter	2.50:1.00

The Senior Leverage Ratio was computed as follows:

(a) Total Debt as of the Test Date minus Subordinated Obligations as of the Test Date	$
divided by (b) Annualized EBITDA as of the Test Date [Insert from Section V below]	$
equals Senior Leverage Ratio [(a)÷(b)]		:1.00

III. Section 9.13(c)—Fixed Charge Coverage Ratio. As of the Test Date, the Fixed Charge Coverage Ratio was             : 1.00.

Fiscal Quarters Ending	Minimum Ratio
March 31, 2007 through June 30, 2009	1.10:1.00
September 30, 2009 through December 31, 2010	1.05:1.00
March 31, 2011 and thereafter	1.10:1.00

The Fixed Charge Coverage Ratio was computed as follows:

(a) Annualized EBITDA determined as of the Test Date minus (i) the aggregate amount of any taxes on or measured by consolidated income of the Borrower and its Restricted Subsidiaries for the Test Period (whether or not payable during the Test Period, and excluding any amount payable to the State of Connecticut under the Compact) to the extent not otherwise deducted in determining Net Income, (ii) Distributions made by the Borrower during the Test Period to the extent that such Distributions are not expenditures which have been deducted in computing EBITDA for the Test Period, and (iii) Maintenance Capital Expenditures of the Borrower and its Restricted Subsidiaries made during the Test Period;

$

divided by (b) the sum of:

(i) Interest Charges of the Borrower and its Restricted Subsidiaries with respect to Recourse Obligations to the extent payable in cash during the Test Period	$

plus (ii) any principal repayments with respect to Indebtedness and Capital Leases constituting Recourse Obligations required to be made by the Borrower and its Restricted Subsidiaries during the Test Period in cash (other than any such principal payments required in respect of Public Indebtedness)

$

equals Fixed Charge Coverage Ratio [(a)÷(b)]		:1.00

IV. Section 9.17—Capital Expenditures.

A. Neither Borrower nor any Restricted Subsidiary has made, or become legally obligated to make, any Capital Expenditure except as permitted under Section 9.17 of the Loan Agreement and as specified below.

B. As of the Test Date, the aggregate amount of Capital Expenditures (excluding capitalized interest) made since the Closing Date in respect of Mohegan Sun Phase III is $

Maximum Permitted:	$950,000,000

C. As of the Test Date, the aggregate amount of Capital Expenditures (excluding capitalized interest and excluding, to the extent characterized as a Capital Expenditure, the $50,000,000 license fee payments previously paid to the Commonwealth of Pennsylvania) made since the Closing Date in respect of Pocono Downs Phase II is $            .

Maximum Permitted:	$215,000,000

D. As of the Test Date, the aggregate amount of Maintenance Capital Expenditures made during the Fiscal Year, or the portion thereof, ending on the Test Date is $            .

Maximum Permitted:	$125,000,000 in any Fiscal Year

E. As of the Test Date, the aggregate amount of Capital Expenditures made since the Closing Date for or for the benefit of the WNBA Subsidiary is $            .

Maximum Permitted:	$15,000,000

F. As of the Test Date, the aggregate amount of Capital Expenditures made in respect of the Mohegan Sun (including cost overruns or scope changes with respect to Mohegan Sun Phase III or for Related Businesses) since the Closing Date is $            .

Maximum Permitted:	$125,000,000

G. As of the Test Date, the aggregate amount of other Capital Expenditures (excluding any Capital Expenditures associated with Mohegan Sun Phase III) made by the Borrower and its Restricted Subsidiaries since the Closing Date is $            .

Maximum Permitted:	$25,000,000

V. Annualized EBITDA—Calculation.

EBITDA for the Test Period was calculated as follows, in each case as determined in accordance with GAAP:

(i) Net Income for the Test Period	$

plus (ii) Interest Charges of the Borrower and its Restricted Subsidiaries to the extent deducted in determining such Net Income	$

plus (iii) (without duplication) the aggregate amount, if any, of federal and state taxes on or measured by income of the Borrower and its Restricted Subsidiaries (whether or not payable during the Test Period, and excluding any amount payable to the State of Connecticut under the Compact) to the extent deducted in determining such Net Income

$

plus (iv) depreciation and amortization of Borrower and its Restricted Subsidiaries to the extent deducted in determining such Net Income	$

plus (v) accretion expense with respect to the relinquishment liability, relinquishment liability re-assessments and all similar obligations of the Borrower and its Restricted Subsidiaries under the Relinquishment Agreement, in each case to the extent deducted in determining such Net Income

$

plus (vi) to the extent deducted in determining such Net Income, the premium and related costs of tender offers and consent solicitations described in Section 9.09 of the Loan Agreement (including all such costs associated with the redemption of the Senior Notes) and the associated write off of unamortized debt issuance costs

$

plus (vii) Pre-Opening Expenses of the Borrower and its Restricted Subsidiaries for the Test Period	$

minus (viii) relinquishment fees earned under the Relinquishment Agreement during the Test Period	$

minus (ix) accretion income with respect to the gain recorded in the fiscal year ended September 30, 2006 realized during the Test Period in connection with amendment of the purchase agreement for the purchase of the Pocono Downs Subsidiaries with Penn National Gaming, Inc. and certain of its affiliates

$

equals EBITDA [(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)—(viii)—(ix)]	$

Annualized EBITDA equals EBITDA for the Test Period, provided that if, as of the Test Date, Mohegan Sun Phase III, Pocono Downs Phase I or Pocono Downs Phase II has then been open for business to gaming patrons for at least one full Fiscal Quarter, then its results of operations shall be included on an annualized basis for each of the first three full Fiscal Quarters after its respective opening, by determining the amount, if any, by which its results of operations increase EBITDA over that of Mohegan Sun or Pocono Downs, as applicable (when compared to the same Fiscal Quarters immediately preceding such determination) and by annualizing the amount of such change on a straight line basis.

Annualized EBITDA as of the Test Date equals:

$

VI. A review of the activities of Borrower during the Test Period has been made under the supervision of the undersigned with a view to determining whether during the Test Period Borrower performed and observed all of its obligations under the Loan Agreement and the Notes. To the best knowledge of the undersigned, during the Test Period, all covenants and conditions have been so performed and observed and no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which Borrower has taken (or caused to be taken) or proposes to take (or cause to be taken) the following actions (if none, so state).

VII. The undersigned chief financial officer or chief executive officer of Borrower certifies that the calculations made and the information contained herein are derived from the books and records of Borrower and that each and every matter contained herein correctly reflects those books and records.

Dated:                     ,

MOHEGAN TRIBAL GAMING AUTHORITY

By:

Printed Name and Title

Schedule A

Schedule of Omitted Documents

Pursuant to Instruction 2 to Item 601 of Regulation S-K, this schedule identifies the material details omitted from this filing regarding the Consent of Lender, attached as Exhibit A hereto, and sets forth the manner in which such Consent of Lenders differ from the form of Exhibit A included in this Exhibit 10.1.

Name of Lender	Signatory	Title	Date of Consent
Bank of America, N.A	Brian D. Corum	Senior Vice President	Date Omitted

People’s United Bank (f/k/a People’s Bank)	George F. Paik	Vice President	February 5, 2008

Native American Bank, N.A.	Mark Patterson	Assistant Vice President	February 6, 2008

Goldman Sachs Credit Partners, L.P.	Pedro Ramirez	Authorized Signatory	February 6, 2008

Sovereign Bank	Devin Hawthorne	Vice President	February 7, 2008

Deutsche Bank Trust Company Americas	Mary Kay Coyle	Managing Director	Date Omitted

Deutsche Bank Trust Company Americas	Joanna Soliman	Assistant Vice President	February 8, 2008

TD Banknorth, N.A.	James R. Riley	Managing Director	February 8, 2008

National City Bank	Kenneth M. Blackwell	Senior Vice President	Date Omitted

HSH Nordbank AG, New York Branch	Heidrun Meyer	Senior Vice President	February 8, 2008

HSH Nordbank AG, New York Branch	Stefanie Lehmann	Vice President	February 8, 2008

Citicorp North America, Inc.	Jeffrey Rothman	Vice President & Managing Director	February 8, 2008

The Bank of Nova Scotia	Chris Osborn	Managing Director	February 8, 2008

KeyBank National Association	Brendan Lawlor	Senior Vice President	February 7, 2008

Bank Hapoalim B.M.	Shaun Breidbart	Vice President	February 8, 2008

Bank Hapoalim B.M.	Lenroy Hackett	First Vice President	February 8, 2008

CIT Lending Services Corporation	Michael V. Monahan	Vice President	February 8, 2008

Comerica Bank	Bryan C. Camden	Assistant Vice President	February 8, 2008

RBS Citizens NA, as successor to Citizens Bank of Connecticut	Clifford Mellor	Vice President	February 7, 2008

The Governor and Company of the Bank of Ireland	Jennifer Lyons	Authorized Signatory	February 11, 2008

The Governor and Company of the Bank of Ireland	Elaine Crowley	Authorized Signatory	February 11, 2008

Calyon New York Branch	Dianne M. Scott	Managing Director	February 8, 2008

Calyon New York Branch	Gill S. Realon	Managing Director	February 8, 2008

Wells Fargo Bank	Rick Bokum	Senior Vice President	February 11, 2008

Bank of Scotland plc	Susan Hay	Head of Business Services	February 11, 2008

Sumitomo Mitsui Banking Corporation	David Buck	Senior Vice President	February 12, 2008

Allied Irish Bank p.l.c.	Jean Pierre Knight	Vice President	February 8, 2008

Allied Irish Bank p.l.c.	Joanna McFadden	Assistant Vice President	February 8, 2008